Exhibit 99.1
GrafTech International Ltd.
12900 Snow Road
Parma, Ohio 44130
LETTER OF TRANSMITTAL
For 6.375% Senior Notes due 2020
EXCHANGE AGENT:
U.S. BANK NATIONAL ASSOCIATION
By Facsimile:
(651) 466-7372
Confirm by telephone:
(800) 934-6802 (toll-free)
By Regular Mail, Registered or Certified Mail, or Hand or Overnight Courier Delivery:
U.S. Bank National Association
U.S. Bank West Side Flats Operations Center
60 Livingston Avenue
St. Paul, MN 55107
Attn: Specialized Finance
Reference: GrafTech International Ltd.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated [_______], 2013 (the “Prospectus”) of GrafTech International Ltd., a Delaware corporation (the “Company”), and its guarantor subsidiaries named therein, and this Letter of Transmittal for 6.375% Senior Notes due 2020, which may be amended from time to time (this “Letter”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange, for each $1,000 in principal amount of its outstanding 6.375% Senior Notes due 2020 issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Original Notes”), $1,000 in principal amount of registered 6.375% Senior Notes due 2020 (the “Exchange Notes”). Original Notes may be exchanged for Exchange Notes only in minimum denominations of $2,000 and integral multiples of $1,000. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes.”
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [________], 2013, UNLESS THE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.
All holders of Original Notes who wish to tender their Original Notes must, on or prior to the expiration of the Exchange Offer (the “Expiration Date”): (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address or facsimile number set forth above, or, for book-entry transfers, properly transmit an “agent’s message” (as defined in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes—Book-Entry Transfer”) through The Depository Trust Company’s (the “Book-Entry Transfer Facility”) ATOP program, in each case together with any other documents required by this Letter to be delivered to the Exchange Agent and in accordance with the procedures for tendering described in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes” and this Letter; and (2) tender his or her Original Notes or, for book-entry transfers, deliver a confirmation of a book-entry transfer into the Exchange Agent’s account at the Book-Entry Transfer Facility as described above is referred to herein (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering described in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes” and this Letter. Holders of Original Notes whose certificates are not immediately available, who are unable to deliver their certificates and all other documents required by this Letter to be delivered to the Exchange Agent or are unable to comply with all of the procedures for book-entry transfer described in the Prospectus, in each case on or prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes” and this Letter. (See Instruction 1.)
The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or John D. Moran, Esq., Vice President and General Counsel, Secretary, GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130 (telephone (216) 676-2000).

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
THE INSTRUCTIONS TO THIS LETTER, CAREFULLY
BEFORE CHECKING ANY BOX BELOW
Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.
List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Original Notes on a separate SIGNED schedule and affix that schedule to this Letter.
BOX l
TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)(l)	Principal Amount of Original Notes	Principal Amount of Original Notes Tendered(2)

Totals:
(1)    Need not be completed if Original Notes are being tendered by book-entry transfer.
(2)    Unless otherwise indicated, the entire principal amount of Original Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:
Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Original Notes tendered.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as his or her true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as trustee under the indenture relating to the Original Notes) with respect to the tendered Original Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver certificates for such Original Notes, or transfer ownership of such Original Notes, on the account books maintained by the Book-Entry Transfer Facility, and deliver all accompanying evidence of transfer and authenticity to (or upon the order of) the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Company of such Original Notes for exchange pursuant to the Exchange Offer; (b) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms and conditions of the Exchange Offer; and (c) present such Original Notes for transfer, and transfer such Original Notes, on the relevant security register.
The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the assignment and transfer of the Original Notes tendered.
The undersigned agrees that acceptance of any tendered Original Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the registration rights agreement (as described in the Prospectus) and that, upon the issuance of the Exchange Notes, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances). By tendering Original Notes, the undersigned certifies that (i) the undersigned is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company or any guarantor or, if it is an affiliate of the Company within the meaning of such Rule 405, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (ii) any Exchange Notes received by the undersigned will be acquired in the ordinary course of its business, (iii) at the time of commencement and consummation of the Exchange Offer, the undersigned had not entered into any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iv) if it is not a broker-dealer, that it is not engaged in (and does not intend to engage in) the distribution of the Notes, and (v) if it is a broker-dealer that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes or will receive Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by it as a result of market-making activities or other trading activities, then it will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus) in connection with any resale of such Exchange Notes.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
The undersigned understands that the Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

Address:
All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.
The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BOX 2

PLEASE SIGN HERE
WHETHER OR NOT ORIGINAL NOTES ARE BEING
PHYSICALLY TENDERED HEREBY

X
X
	Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:
This box must be signed by registered holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s)

(Please Print)

Capacity

Address

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)
(Authorized Signature)

(Title)

(Name of Firm)

BOX 3
SUBSTITUTE FORM W-9
Request for Taxpayer Identification Number and Certification
Department of the Treasury
Internal Revenue Service
PAYOR’S NAME: U.S. Bank National Association:

PAYEE INFORMATION (please print or type)
Individual or business name:

Check appropriate box:	☐ Individual/Sole Proprietor	☐ Corporation	☐ Partnership
	☐ Other	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.):

City, state, and ZIP code:

PART I: Taxpayer Identification Number (“TIN”)
Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner’s social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.
Social security number:
☐  ☐  ☐   -  ☐  ☐   -  ☐  ☐  ☐  ☐
or
Employer identification number:
☐  ☐   -  ☐  ☐  ☐  ☐  ☐  ☐  ☐
☐  Applied For

PART II: Certification
Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding.

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. person (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

BOX 4
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)
To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Original Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.
Issue and deliver:
(check appropriate boxes)

☐	Original Notes not tendered

☐	Exchange Notes, to:

Name
(Please Print)

Address
Please complete the Substitute Form W-9 at Box 3

Tax I.D. or Social Security Number:

BOX 5
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3 and 4)
To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.
Deliver:
(check appropriate boxes)

☐	Original Notes not tendered

☐	Exchange Notes, to:

Name
(Please Print)

Address

INSTRUCTIONS

FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFER
1. DELIVERY OF THIS LETTER AND CERTIFICATES. Certificates for Original Notes or a Book-Entry Confirmation in the case of book-entry transfers, as well as a properly completed and duly executed copy of this Letter or an agent’s message in the case of book-entry transfers, and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the exchange offer on the Expiration Date. The method of delivery of this Letter, an agent’s message, certificates for Original Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.
If a holder of Original Notes desires to accept the exchange offer and time will not permit this Letter, Original Notes or any other documents required by this Letter to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes” cannot be completed on or before the Expiration Date, a tender may nevertheless be effected, provided that all of the guaranteed delivery procedures described in the Prospectus are followed. Pursuant to such procedures:
(i) tender must be made by or through an Eligible Institution;
(ii) prior to the expiration of the Exchange Offer on the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, letter or courier), or an electronic message transmitted through ATOP with respect to guaranteed delivery for book-entry transfers (x) setting forth the name and address of the tendering holder, the name(s) in which the Original Notes are registered, the principal amount of the Original Notes and, if possible, the certificate number(s) of the Original Notes to be tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that within three New York Stock Exchange trading days after the date of execution by the Eligible Institution of such Notice of Guaranteed Delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation in the case of book-entry transfers, together with a properly completed and duly executed copy of this Letter with any required signature guarantees, or a properly transmitted agent’s message through ATOP in the case of book-entry transfers, and any other documents required by this Letter, will be deposited by the Eligible Institution with the Exchange Agent; and
(iii) the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation in the case of book-entry transfers, together with a properly completed and duly executed copy of this Letter with any required signature guarantees, or a properly transmitted agent’s message through ATOP in the case of book-entry transfers, and any other documents required by this Letter, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution by the Eligible Institution of the Notice of Guaranteed Delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, all as provided in the Prospectus under the caption “The Exchange Offer—Procedures For Tendering Original Notes.”
All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Original Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.

Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2. PARTIAL TENDERS; WITHDRAWALS. If less than the entire principal amount of any Original Notes evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, promptly after the Expiration Date, in the event that less than the entire principal amount of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).
If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Original Notes, a notice of withdrawal must: (i) be received by the Exchange Agent before the Company notifies the Exchange Agent that it has accepted the tender of Original Notes pursuant to the Exchange Offer; (ii) specify the certificate numbers of Original Notes to be withdrawn, the principal amount of Original Notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such Original Notes exchanged, and the name of the registered holder of such Original Notes; and (iv) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by documents of transfer sufficient to have the “trustee” (as defined in the Prospectus under the caption “Description of Notes”) with respect to the Original Notes register the transfer of such Original Notes into the name of the person withdrawing the tender. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal. If Original Notes have been tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Original Notes or otherwise comply with the Book-Entry Transfer Facility’s procedures, and in such case the Original Notes will be credited to such account by the Exchange Agent promptly after withdrawal.
3. SIGNATURES ON THIS LETTER; ASSIGNMENTS; GUARANTEE OF SIGNATURES. If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.
If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.
If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Original Notes are tendered; and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.
If this Letter or any certificate of assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.
Signatures on this Letter must be guaranteed by an Eligible Institution, as defined below, unless Original Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, “Eligible Institutions” and each, an “Eligible Institution”). If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.
4. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the Exchange Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.
5. TAX IDENTIFICATION NUMBER. Each tendering holder that is a U.S. person (including a U.S. resident alien) must provide the Exchange Agent with a correct taxpayer identification number (“TIN”), which, in the case of a holder who is an individual, is his or her social security number, and with certain other information on Substitute Form W-9, which is provided in Box 3, and to certify that the holder (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute From W-9 may subject each tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and federal income tax backup withholding in an amount equal to 28% of the reportable payment made pursuant to the Exchange Offer.
Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these back-up withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt holder that is a U.S. person must check the appropriate box under “Payee Information,” enter its correct TIN in Part I of the Substitute Form W-9, and sign and date the form. See the Substitute Form W-9 in Box 3 for additional instructions. A nonresident alien or foreign entity must submit a completed IRS Form W-8BEN (or other applicable IRS form), signed under penalties of perjury attesting to its foreign status. Such form may be obtained from the Exchange Agent.
If you do not have a TIN, check the box “Applied For” in Part I of the Substitute Form W-9 and sign and date the form. If you do not provide your TIN to the payor within 60 days, back-up withholding will begin and continue until you furnish your TIN to the payor. Note: Checking the “Applied For” box in Part I of the Substitute Form W-9 indicates that you have already applied for a TIN or that you intend to apply for one in the near future.
If you have any questions concerning the Substitute Form W-9 or any information required therein, please contact the Exchange Agent, as payor.
6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the transfer of Original Notes to it or its order pursuant to the Exchange Offer. If, however, the Exchange Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Original Notes to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.
7. WAIVER OF CONDITIONS. The Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Original Notes tendered.
8. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

9. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.
IMPORTANT: This Letter or an agent’s message (together with certificates representing tendered Original Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date.